Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

Exhibit 10.3

MEMORANDUM OF AGREEMENT

BETWEEN

THE BOEING COMPANY
Boeing Commercial Airplanes

AND

SPIRIT AEROSYSTEMS, INC.

737 / 747 / 767 / 777 PRICING AGREEMENT THROUGH 2015
This Memorandum of Agreement (“Agreement”) is entered into as of the Effective Date (as defined below), by and between The Boeing Company, a Delaware corporation, acting through its Boeing Commercial Airplane business organization (“Boeing”) and Spirit AeroSystems Inc., a Delaware corporation, with its principal office in Wichita, Kansas (“Spirit”). Boeing and Spirit are referred to herein collectively as the “Parties” or individually as a “Party.” Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Sustaining Contract (as defined below).
RECITALS

A.
WHEREAS, Boeing and Spirit are party to the Special Business Provisions (“SBP”) MS-65530-0016, dated June 16, 2005; and other documents incorporated therein by reference, including the General Terms Agreement (“GTA”) BCA-65530-0016, and amendments and attachments to such agreements (collectively the “Sustaining Contract”);

B.
WHEREAS, the Parties wish to establish pricing as referenced In SBP Section 4.1 for the time period set forth in this Agreement for the Products set forth on SBP Attachment 1 (the “Recurring Products”) that Spirit currently supplies to Boeing in support of current Program Airplanes covered under the Sustaining Contract, based upon the provisions of the Sustaining Contract and this Agreement;

C.	WHEREAS, the Parties wish to establish a mechanism to work together to implement cost reduction ideas; and

D.	WHEREAS, the Parties desire to implement a production rate of 47 airplanes per month (“APM”) for the 737 Program.
NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, other good and valuable consideration, and subject to the conditions and covenants contained herein, the Parties agree as follows:

Article 1.	PRICING FOR RECURRING PRODUCTS

1.	Pricing Period. The Unit Billing Prices as agreed to in this Agreement shall be effective as of April 1, 2014 through December 31, 2015 (the “Pricing Period”).

2.
Recurring Price. For purposes of Section 4.0 (Pricing) of the SBP, during the Pricing Period the Unit Billing Prices for Recurring Products shall be calculated as follows. The Parties will follow the process set forth in SBP Attachment 20 to generate the Unit Billing Prices using the Base Prices (as set forth in the SBP Attachment 1 that are in place as of the Effective Date) for Recurring Products, which shall be adjusted using the [*****], and which shall remain subject to adjustment pursuant to SBP Sections 6 and 7 (but not SBP Section 7.6). For purposes of calculating the Unit Billing

Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

Prices, the Parties will use the percentages [*****]; provided, however, that during the Pricing Period, the QBD reduction applied to Attachment 1 Base Prices shall be [*****]. Period 9 will be from [*****]. For purposes of the [*****], beginning with Period 10 on [*****] and each new Period will use [*****].

3.
Retroactive Adjustment. Upon execution of this Agreement, the Parties agree to waive any retroactive debits or credits that would be due to either party either under SBP Section 4.1.1 (Interim Extension Pricing) or under Spirit Letter 052013-2013-0011-JDR and any related correspondence as a result of the Unit Billing Prices established in accordance with this Agreement, for payments made to Spirit, or Invoices received by Boeing, from June 1, 2013 through March 31, 2014. Any invoices on or after the Effective Date shall be at the Unit Billing Prices set forth in this Agreement.

4.
Extension Pricing Proposal. The Parties agree to commence negotiations in [*****] for pricing beyond the Pricing Period (“Follow-on Pricing”). As part of such negotiations, the Parties shall agree on the duration of the Follow-on Pricing. Both Parties agree to negotiate in good faith to reach agreement on Follow-on Pricing by [*****]. If the Parties fail to reach agreement for Follow-on Pricing by [*****], the Parties shall use the Unit Billing Price calculated as the then current Attachment 1 Base Price at FOB date (inclusive of SOW adds and deletes, i.e. PRR changes, adjustments based on implementation of cost reduction activities under Cost Reduction Project Agreements, work transfers, etc.) reduced by the [*****] as adjusted by the indices and adjustment methodology set forth in SBP Section 4.1.1, as an interim payment mechanism (the “Interim Payment Mechanism”) to be applied to Recurring Products delivered following the end of the Pricing Period, but before agreement on Follow-on Pricing. The Interim Payment Mechanism shall apply until such time as the Parties agree on Follow-on Pricing.

Article 2.COST REDUCTION

1.
Working Together. The Parties agree to cooperate and work together to implement cost reduction ideas agreed to by both Boeing and Spirit. This Agreement supersedes (i) the Letter of Agreement between Boeing and Spirit dated August 2, 2013 and (ii) for the duration of the Pricing Period, SBP Section 7.6. For each agreed to cost reduction idea, the Parties shall enter into a written agreement (each, a “Cost Reduction Project Agreement”) setting forth: (a) the cost reduction idea in detail; (b) the steps required to implement such idea; (c) the Party responsible for each step; (d) the timeline associated with such implementation; (e) the non-recurring costs to be incurred by each Party and the documentation reasonably necessary to substantiate the non-recurring costs of each Party; (f) the method for defining and measuring the cost savings, (g) the process for recapture of each Party’s non-recurring costs; and (h) how the cost savings will be allocated among the Parties after each Party’s recapture of its non-recurring costs.

2.
Cost Reduction Focus. In order to track the progress of cost reduction implementation efforts, the Parties agree to conduct executive reviews [*****] beginning [*****] and on or about [*****] thereafter. These reviews shall track progress of items including, but not limited to, total number of cost reduction ideas, total number of implemented ideas, and total savings captured by both Parties to-date.

3.	Nonrecurring Costs. Nonrecurring costs required to implement cost reduction ideas, as set forth in the applicable Cost Reduction Project Agreement, shall be shared by both Parties as outlined below.
In the calendar years 2014 and 2015, Spirit shall fund up to a total of [*****] in nonrecurring costs required to implement cost reduction ideas agreed on by the Parties. During this timeframe, Boeing shall fund the balance of nonrecurring costs set forth in the applicable Cost Reduction Project Agreements, if required, to implement cost reduction ideas.

4.
Recurring Savings. The amount of cost savings realized from completed cost reduction projects shall be as set forth in the applicable Cost Reduction Project Agreement. Any such cost savings shall be applied on a case-by-case basis [*****] in accordance with the terms of the applicable Cost Reduction Project Agreement. In general, Boeing’s portion of the recurring adjustment as agreed to between the Parties in the applicable Cost Reduction Project Agreement shall be applied to the [*****] between the Parties [*****] to the Parties’ nonrecurring investments.

Article 3.PRODUCTION RATES OF 47 APM

1.
Working Together. The Parties agree to implement a rate increase of 47 APM on the 737 Program in the most cost effective and efficient manner anticipated in [*****] or as otherwise agreed between the Parties. The Parties recognize that achieving rate increases requires coordination and collaboration across various roles and responsibilities between the Parties. The Parties agree to update Attachment 15 following execution of this Agreement to reflect 47 APM as the maximum production rate for the 737 Program and to reflect any associated model mix constraints. Until such time as the Parties amend SBP Attachment 15 to reflect a new minor model mix constraint associated with 47 APM on the 737 Program, the minor model mix constraints existing prior to such amendment shall continue to apply. For the avoidance of doubt, nothing in this Agreement other than the maximum rate established herein shall affect either Party’s rights or obligations under the Memorandum of Agreement titled “Encompassing a Revision to Special

Confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission. Omissions are designated by the symbol [*****].

Business Provisions MS-65530-0016, Attachment 15, Maximum Production Rate and Model Mix Constraint Matrix between Boeing and Spirit” dated March 9, 2012.

2.	Property, Plant & Equipment. Spirit shall be responsible to fund all Property, Plant & Equipment costs (PP&E) required to implement a production rate of 47 APM on the 737 Program.

3.
Rate Tooling. Boeing shall be responsible to pay for all Tooling, in accordance with the terms of the SBP, that the Parties agree is required to implement a production rate of 47 APM on the 737 Program at the prices mutually agreed to by the Parties.

4.
Protection Rates Above 47 AP. The Parties agree that nothing herein contains any agreement relating to any rate investment or protection rates for production rates above 47 APM. For the avoidance of doubt, nothing in this Agreement shall affect either Party’s rights or obligations under the Memorandum of Agreement titled “Encompassing a Revision to Special Business Provisions MS-65530-0016, Attachment 15, Maximum Production Rate and Model Mix Constraint Matrix between the Parties” dated November 9, 2007.

Article 4. 787 ADVANCE Payment Recovery
The Parties agree to suspend the application of Advance Payments, as prescribed in Section 5.5 of SBP BCA-MS-65530-0019 dated June 16, 2005 (the “787 Contract”), to decrease the price for shipsets delivered during the twelve (12) months beginning on April 1, 2014 and ending on March 31, 2015. The application of the Advanced Payments amounts which reduce the price per shipset will resume for shipsets delivered after March 31, 2015 and will extend beyond shipset 1000, as identified in the 787 Contract, in order to allow Boeing to recover all Advance Payments as contemplated in the 787 Contract. The Parties agree to execute an amendment to the 787 Contract to document this suspension.

Article 5.	ORDER OF PRECEDENCE
Except as specified herein, all other terms and conditions of the Sustaining Contract shall apply. In the event of a conflict between the terms of this Agreement and the Sustaining Contract, the terms of this Agreement shall have precedence with respect to the subject matter of this Agreement.

Article 6.	COMPLIANCE WITH LAINIS
The Parties agree to comply with all applicable laws, regulations, ordinances, rules, consent decrees or statutes enacted in their respective countries and jurisdictions, including, but not limited to, the Foreign Corrupt Practices Act (“FCPA”) (15 U.S.C. §§78dd-1, et. seq.) and the Procurement Integrity Act (41 U.S.C. § 423).

Article 7.	ENTIRE AGREEMENT
This Agreement, including the any other terms, conditions or documents incorporated by reference constitute the entire agreement between the Parties within the scope of this Agreement, and neither Party has relied on any representation or promise except as expressly set forth in this Agreement. This Agreement supersedes and satisfies in full any and all prior written or oral negotiations, agreements, understandings, and communications (including those contained in sales, promotional and/or marketing materials) between the Parties with respect to the subject matter of this Agreement. This Agreement shall become Attachment 24 to the SBP.

Article 8.	EFFECTIVE DATE
This Agreement shall become effective on the date of the last signature indicated below (“Effective Date”).
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date written below.

SPIRIT AEROSYSTEMS, INC.	THE BOEING COMPANY
BY: /s/ Jim D. Reed TYPED NAME: Jim D. Reed TITLE: VP Contracts, Pricing & Estimating DATE: April 8, 2014	BY: /s/ Yvonne Tu TYPED NAME: Yvonne Tu TITLE: Procurement Agent DATE: April 8, 2014